Exhibit 10.2

MORTGAGE LOAN AGREEMENT

THIS MORTGAGE LOAN AGREEMENT (this "Agreement") is made as of June 14, 2016 ("Closing Date") by and between STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company, and its successors and assigns ("Lender''), whose address is 8501 E. Princess Drive, Suite 190, Scottsdale, Arizona 85255 and MARQUIS REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company ("Debtor''), whose address is 3525 Del Mar Heights Road, Suite 765, San Diego, California 92130. Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Exhibit A attached hereto.

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

Section 1. The Loan. On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Loan to Debtor for the sole purposes of providing capital to Debtor to recapitalize, providing working capital, paying closings costs and restructuring existing debt. The aggregate "Loan Amount" shall be $9,355,521.00. Debtor shall repay the outstanding principal amount of the Loan together with interest thereon, in the manner and in accordance with the terms and conditions of the Note and the other Loan Documents. The Loan shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement.

Section 2. Collateral. The Loan will be evidenced by the Note and secured by the Mortgage. Guarantor will provide further security for the Loan by executing and delivering the Guaranty. At Closing, the Land shall be leased by STORE Capital Acquisitions, LLC, as lessor, to Debtor pursuant to the Ground Lease. Guarantor will guaranty the obligations of Debtor under the Ground Lease, as described therein and pursuant to the Guaranty.

Section 3. Escrow Agent. Debtor and Lender hereby employ Title Company to act as escrow agent in connection with the transaction described in this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from Lender and Debtor to do so. Debtor and Lender will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to issue the title policies described in Section 8(a). Title Company is authorized to pay, from any funds held by it for Lender's or Debtor's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Lender and Debtor, all charges and obligations payable by them, respectively. Debtor will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and Lender or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Debtor and Lender. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall constitute payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited, that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Property, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title policy issued pursuant to the provisions thereof.

1

Section 4. Representations and Warranties of Debtor. The representations and warranties of Debtor contained herein are being made by Debtor as of the date of this Agreement and the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein, and shall survive Closing. Debtor represents and warrants to Lender as follows:

(a)         Organization and Authority. Debtor is duly organized or formed, validly existing and in good standing under the laws of its state of formation, and qualified to do business in any jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. The Person(s) who have executed this Agreement on behalf of Debtor are duly authorized so to do. Debtor is not, and if Debtor is a "disregarded entity," the owner of such disregarded entity is not, a "nonresident alien," "foreign corporation," "foreign partnership," "foreign trust," "foreign estate," or any other "person" that is not a "United States Person" (as those terms are defined by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder). Debtor's U.S. Federal Tax Identification number, organization identification number and principal place of business are correctly set forth on the signature page of this Agreement. None of the Debtor Parties, and no individual or entity owning directly or indirectly any interest in any of the Debtor Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations.

(b)         Enforceability of Documents. Upon execution by the Debtor Parties, as applicable, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Debtor Parties, respectively, enforceable against the Debtor Parties in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and general principles of equity.

(c)         Litigation. There are no suits, actions, proceedings or investigations pending or, to the best of Debtor's knowledge, threatened, against or involving the Debtor Parties or the Property before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in a Material Adverse Effect.

2

(d)         Absence of Breaches, Defaults or Other Rights. (i) The Debtor Parties are not; (ii) the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result; and (iii) no condition exists or no event has occurred, which, with the lapse of time, if not cured, or with the giving of notice, or both, would result, in any breach or default under any other document, instrument or agreement to which the Debtor Parties are a party or by which the Debtor Parties, the Property or any of the property of the Debtor Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any Legal Requirement. No Debtor Party or the Property is subject to any commitment, obligation or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder Lender in making the Loan or exercising any of its rights or remedies under the Loan Documents or prevent or hinder Debtor from fulfilling its obligations under this Agreement or the other Loan Documents.

(e)         Financial Information. Debtor has delivered to Lender the Financial Information, which Financial Information is true, correct and complete in all material respects and there have been no amendments to the Financial Information since the date of preparation or delivery thereof to Lender. Debtor understands that Lender is relying upon such Financial Information and Debtor represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and accurately reflect as of the Closing Date, the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of the Debtor Parties or the Property as reflected in the Financial Information which has not been disclosed in writing to Lender or has had, or could reasonably be expected to result in, a Material Adverse Effect.

(f)         No Insolvency Event. There is no actual Insolvency Event or, to Debtor's knowledge, any threatened Insolvency Event.

(g)         Title; First Priority Lien. Fee title to the Property is vested in Debtor, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Upon Closing, Lender shall have a first priority lien upon and security interest in the Property pursuant to the Mortgage.

(h)         No Mechanics' Liens. There are no delinquent accounts payable or mechanics' liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Property, and no work has been performed or is in progress nor have materials been supplied to the Property or agreements entered into for work to be performed or materials to be supplied to the Property prior to the date hereof, which will be delinquent on or before the Closing Date.

(i)         Leases. Debtor has delivered to Lender true, correct and complete copies of the Leases relating to the Property. The Leases are the only leases with respect to the Property, are in full force and effect, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity. Debtor has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Leases or any rights thereunder or any interest therein. No event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by Debtor under the Leases.

3

(j)         Licenses and Permits. Debtor has all required licenses and permits, both governmental and private, to use and operate the Property as a Permitted Facility.

(k)         Utilities; Zoning; Compliance with Laws; Access; Condemnation; Wetlands. Adequate public utilities are available at the Property to permit utilization of the Property as a Permitted Facility and all utility connection fees and use charges will have been paid in full prior to delinquency. The Property is in compliance with all applicable zoning requirements and the use of the Property as a Permitted Facility does not constitute a nonconforming use under applicable zoning requirements. Debtor and the Property are in compliance with all Legal Requirements, except for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to the Property for unrestricted ingress and egress, and otherwise to permit utilization of the Property for use as a Permitted Facility, and all such public roads and ways have been completed and dedicated for public use. No condemnation or eminent domain proceedings' affecting the Property has commenced or, to the best of Debtor's knowledge, are contemplated. The Property is not and, to the best of Debtor's knowledge, none of the real property bordering the Property, is designated as a wetlands by any Governmental Authority.

(l)         Condition. The Property is in good condition and repair, well maintained (ordinary wear and tear excepted), fully equipped and operational, free from structural defects to Debtor's knowledge, safe and properly lighted.

(m)         Environmental. Debtor hereby fully incorporates each and every representation, warranty, covenant and indemnity made by Debtor to Lender in the Environmental Indemnification Agreement as if fully set forth herein.

(n)         OFAC Compliance. No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity. Debtor, and to the best of Debtor's knowledge, after having made diligent inquiry, (i) each person or entity owning an interest in each Debtor Party and the Property; (ii) the property manager, if any, of the Property; and (iii) each tenant and subtenant at the Property: (A) is not currently identified on the OFAC List, and (B) is not a person or entity with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation or Executive Order of the President of the United States.

(o)         Representations and Warranties. No statement of fact made herein or in any of the other Loan Documents contains any untrue statement of a material fact. There is no fact presently known to Debtor which has not been disclosed in writing to Lender which has or is likely to have a Material Adverse Effect.

4

Section 5. Covenants. Debtor covenants to Lender from and after the Closing Date as follows:

(a)         Payment of the Note. Debtor shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due in respect of the Note and the other Loan Documents in accordance with the terms set forth in the Note. If the Note is mutilated, destroyed, lost or stolen (a "Lost Note"), Debtor shall promptly deliver to Lender, upon receipt of an affidavit from Lender stipulating that such Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as such Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Debtor shall provide 15 days' prior notice to Lender before making any payments to third parties in connection with a Lost Note.

(b)         Organization and Status of Debtor; Preservation of Existence. Each Debtor Party (excluding natural persons) (i) shall be validly existing and in good standing under the laws of its state of incorporation or formation; (ii) as applicable, shall be qualified to do business in the state where the Property is located; and (iii) shall be qualified as a foreign corporation, partnership or limited liability company in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. Debtor shall preserve its current form of organization and shall not change its legal name or its state of formation. Debtor shall not dissolve or liquidate, in whole or in part. In addition, Debtor shall require, and shall take reasonable measures to comply with the requirement, that no individual or entity owning directly or indirectly any interest in any Debtor Party or the Property is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations.

(c)         Separateness. Debtor shall comply with, and insert the following restrictions in its operating agreement, and such documents shall provide that until all of Debtor's obligations under this Agreement and the other Loan Documents are unconditionally and completely satisfied, such provisions shall not be amended without Lender's prior written consent (which may be withheld in its absolute discretion):

(i)         Debtor shall at all times maintain correct and complete books and records of account separate from all other Persons. Where necessary or appropriate, Debtor shall disclose the nature of the transaction contemplated by the Loan Documents and Debtor's independent status to its creditors. Debtor shall not own or lease any assets other than the Property, nor engage in any business other than owning and leasing the Property, including financing of the Property with Lender. Debtor shall not commingle its assets and its liabilities with those of any other Person.

(ii)         Debtor shall maintain its own checking account or accounts with commercial banking institutions separate from other Persons.

(iii)         Debtor shall not form, or cause to be formed, any subsidiaries.

(iv)         To the extent that Debtor shares the same employees with other Persons, the salaries of and the expenses related to providing benefits to such employees, at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of the salary and benefit costs associated with all such common employees.

5

(v)         To the extent that Debtor jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of such costs. To the extent that Debtor contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated to or among such Persons for whose benefit the goods or services are provided, with the result that each such Person shall bear its fair share of such costs. All transactions between Debtor and other Persons shall be only on an arm's-length basis.

(vi)         To the extent that Debtor or other Persons have offices in the same location, there shall be a fair, appropriate and nonarbitrary allocation of overhead among them, with the result that each such Person shall bear its fair share of such expenses.

(vii)         Debtor shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation or assuming liability for the debts of any other Person and Debtor will not hold itself out as being liable for the debts of any other Person), other than the Loan and trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Property or any portion thereof.

(viii)         Unless otherwise approved by Lender, Debtor shall not enter into any contract or agreement with any Affiliate of Debtor, any constituent party of Debtor or any Affiliate of any constituent party of Debtor except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than any such party.

(ix)         Except as contemplated by the Loan Documents, Debtor shall not pledge, grant any security interest in, hypothecate or otherwise encumber its assets for the benefit of any other Persons.

(x)         Debtor shall issue separate financial statements prepared not less frequently than annually and prepared according to GAAP. To the extent Debtor's financial statements are consolidated or combined with any Guarantor, or any Affiliate of any Guarantor, Debtor shall cause such consolidated or combined financial statements to contain a footnote indicating the separate existence of Debtor and state that the assets of Debtor shall not be available to creditors of such Guarantor, or any Affiliate of such Guarantor.

(xi)         Debtor shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations.

(xii)         Debtor shall conduct its affairs strictly in accordance with its organizational documents and shall observe all necessary, appropriate and customary formalities. The books, records and accounts of Debtor shall at all times be maintained in a manner permitting the assets and liabilities of Debtor to be easily separated and readily ascertained from those of any other Person and Debtor shall file its own tax returns.

6

(xiii)         Debtor shall not hold itself out to the public or to any of its individual creditors as being a unified entity with assets and liabilities in common with any other Person, nor shall Debtor hold itself out as being liable for the debts of any other Person. Debtor shall maintain and utilize separate stationery, invoices and checks.

(xiv)         Debtor shall not make any loans or advances to any third party (including any Affiliate of Debtor or constituent party of Debtor).

(xv)         Debtor shall not amend, alter, change or repeal its governing documents, including its certificate of formation and operating agreement, or any provision therein, nor change the law pursuant to which it will be governed without the consent of Lender. Debtor shall not change its primary business existing as of the date of this Agreement nor engage in any business or activity other than its primary business existing as of the date of this Agreement.

(xvi)         Subject to Section 5(b), Debtor shall give Lender 30 days' prior written notice of any change in Debtor's chief place of business and/or chief executive office, name or corporate structure.

(xvii)         Debtor shall not, as to itself or as to other Persons, (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Debtor or other Persons or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Debtor or its debts or other Persons or their debts; or (8) seek appointment of a receiver, trustee, custodian or other similar official for Debtor or for all or any substantial part of its or other Person's assets or make a general assignment for the benefit of Debtor's creditors. Debtor shall not take any action in furtherance of, or indicating its consents to, approval of or acquiescence in, any of the acts set forth above. Debtor shall not be unable to, or admit in writing its inability to, pay its debts.

(xviii)         Debtor shall have at least one Independent Manager who, upon voting on any matter set forth in Section 5(c)(xvii) hereof, shall take into account the interests of Lender.

(xix)         Debtor shall not, without the unanimous affirmative vote of all members of Debtor, including the Independent Manager, and simultaneous notice to Lender and any applicable rating agency, institute proceedings to have Debtor adjudicated bankrupt or insolvent; consent to the insolvency, bankruptcy, debtor relief, dissolution, liquidation, reorganization or similar proceedings against Debtor; file a petition or consent to a petition seeking reorganization or relief for Debtor under any applicable federal or state law relating to bankruptcy or insolvency; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Debtor, or a substantial part of the property of Debtor; make any assignment for the benefit of creditors; except as required by law, admit in writing the inability of Debtor to pay its debts generally as they become due; or take any action in furtherance of any of the actions listed above.

7

(xx)         Debtor shall not cause or allow its members to take any action requiring the unanimous affirmative vote of 100% of Debtor's members unless an Independent Manager shall have participated in such vote.

(xxi)         Debtor shall not have any assets other than those related to the Property.

(d)         No Equity Transfer or Pledge. Without limiting the terms and conditions of the Mortgage, Debtor agrees that, from and after the Closing Date and until all of the obligations under this Agreement, the Note and the other Loan Documents are satisfied in full (the “Obligations"): (i) Debtor shall not assign, transfer, or convey any voting stock, partnership interests, membership interests or other equitable and/or beneficial interests in any Debtor Party (an "Equity Transfer''), whether by operation of law or otherwise without the prior written consent of Lender, which consent will not be unreasonably withheld, considering such matters as the experience and financial strength of any such party acquiring an interest in Debtor; and (ii) no interest in Debtor shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of any of the Debtor Parties (each, a "Pledge") without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. In addition, no interest in Debtor, or in any individual or person owning directly or indirectly any interest in any of the Debtor Parties, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Debtor and Lender that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations. Lender's consent to an Equity Transfer and/or Pledge shall be subject to the satisfaction of such conditions as Lender shall reasonably determine, including, without limitation, (1) the execution and delivery of such modifications to the terms of the Loan Documents as Lender shall request, (2) the proposed Equity Transfer and/or Pledge having been approved by each of the rating agencies which have issued ratings in connection with any Securitization of the Loan as well as any other rating agency selected by Lender, and (3) the proposed transferee having agreed to comply with all of the terms and conditions of the Loan Documents (including any modifications requested by Lender pursuant to clause (1) above). In addition, any such consent shall be conditioned upon payment by Debtor to Lender of (aa) a fee equal to .5% of the then outstanding principal balance of the Note; and (bb) all out-of-pocket costs and expenses incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys' fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon an Equity Transfer or Pledge in violation of this Section. The provisions of this Section shall apply to every Equity Transfer or Pledge regardless of whether voluntary or not, or whether or not Lender has consented to any previous Equity Transfer or Pledge.

8

(e)         Title. Debtor shall maintain good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, charges and other exceptions to title, except the Permitted Exceptions. Lender shall have a valid first lien upon and security interest in the Property (but expressly excluding the Tangible Personal Property), pursuant to the Mortgage.

(f)         Mechanics' Liens. Debtor shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Property whether arising prior to or after the Closing Date. Debtor shall and does hereby agree to defend, indemnify and forever hold Lender and Lender's designees harmless for, from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to the Property.

(g)         No Encroachments. The improvements located on the Property shall not encroach upon or overhang any easement or right-of-way or the land of others (except to the extent permitted or not prohibited by such easement or right-of-way or the beneficiaries thereof).

(h)         Compliance; Environmental. The use and occupation of the Property, and the condition thereof, shall comply with all Legal Requirements in all material respects now or hereafter in effect. In addition, the Debtor Parties shall comply with all Legal Requirements now or hereafter in effect, including, without limitation, the OFAC Laws and Regulations, the Americans With Disabilities Act of 1990, and all regulations related thereto, as amended from time to time, and all Anti-Money Laundering Laws, and anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Debtor hereby fully incorporates each and every agreement, covenant and indemnity made by Debtor to Lender in the Environmental Indemnification Agreement as if fully set forth herein. Debtor shall immediately notify Lender in writing if any individual or entity owning directly or indirectly any interest in any of the Debtor Parties or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws.

(i)         Taxes. Any and all payments by Debtor hereunder or under the Note or any other Loan Document shall be made free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, and Debtor shall be liable for all present or future taxes, franchise taxes, levies, imposts, deductions, charges or withholdings, and all liabilities arising from Lender having executed, delivered, made advances under or received a payment under, or enforced, this Agreement, the Note or any other Loan Document (each, individually, a "Tax" and, collectively, the "Taxes"). Debtor shall file all material tax returns when due and shall pay and discharge when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its properties; provided, however, that Debtor shall not be required to pay or discharge any Tax, assessment, charge or levy that is being contested in good faith and by proper proceedings and with respect to which reserves, in accordance with GAAP, are being maintained by Debtor. Debtor agrees to indemnify Lender for the full amount of Taxes paid by Lender and any liability (including without limitation, penalties, interest and expenses if incurred due to Debtor's failure to timely or properly pay the same) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

9

(j)         Financial Information.

(i)         Financial Statements. Within thirty (30) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year of Debtor and Debtor Reporting Entities, Debtor shall deliver to Lender complete (and audited in the case of year-end statements) consolidated financial statements that consolidate Debtor and Debtor Reporting Entities, including a balance sheet, profit and loss statement, statement of stockholders' equity and statement of cash flows and all other related schedules for the fiscal period then ended, such statements to detail separately interest expense, income taxes, non-cash expenses, non-recurring expenses, operating lease expense and current portion of long-term debt - capital leases. All such financial statements shall be prepared in accordance with GAAP, and shall be certified to be accurate and complete by an officer or director of each Debtor Reporting Entity.

(ii)         In addition, in the event Debtor Reporting Entities operate fifteen (15) or more locations (seven (7) in addition to the Properties under the Lease), Debtor and Debtor Reporting Entities shall provide income statements for the business at each of the Properties within thirty (30) days after the end of each fiscal quarter and one hundred and twenty (120) days after the end of each fiscal year; and in such event (15 or more locations) and if Debtor's business at the Properties is ordinarily consolidated with other business for financial statements purposes, a separate profit and loss statement shall be provided showing separately the sales, profits and losses pertaining to each Property with interest expense, income taxes, non-cash expenses, non-recurring expenses and operating lease expense (rent), with the basis for allocation of overhead or other charges being clearly set forth in accordance with Exhibit D.

(iii)         Other Information. Notwithstanding any provision contained herein, upon request at any time, Debtor will provide to Lender any and all financial information and/or financial statements of Debtor Reporting Entities (and in the form or forms) as reasonably requested by Lender if such request is required in connection with Lender's filings with or disclosures to any Governmental Authority, including, without limitation, the financial statements required in connection with Securities and Exchange Commission filings by Lender or its Affiliates.

10

(i)         (iv) Leases; Authorization. Debtor shall also cause to be delivered to Lender copies of any financial statements required to be delivered to Debtor or any other tenants of the Property. Upon reasonable request by Lender, Debtor hereby authorizes its officers and outside financial advisors and auditors to discuss with Lender the affairs of Debtor and Debtor will provide written notice to its auditors of such authorization. Debtor agrees to arrange, with reasonable prior notice and at reasonable times, meetings with Lender, Debtor and Debtor's auditors.

(k)         Leases. The Leases shall not be modified, amended, terminated, cancelled or surrendered without Lender's prior written consent.

(l)          Inspections. Debtor shall, at all reasonable times, (i) provide Lender and Lender's officers, employees, agents, advisors, attorneys, accountants, architects, consultants and engineers with access to the Property, all drawings, plans, and specifications for the Property in possession of any of the Debtor Parties, all engineering reports relating to the Property in the possession of any of the Debtor Parties, the files, correspondence and documents relating to the Property, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Property (including, without limitation, any of the foregoing information stored in any computer files); and (ii) allow such persons to make such inspections, tests, copies, and verifications as Lender considers necessary.

(m)         Maintenance of the Property. Debtor shall at all times keep and maintain the Property in good order, repair and condition and will promptly replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair or, if supplies, be consumed in the normal course of Debtor's business operations. Debtor shall promptly give written notice to Lender of the cessation of Debtor's business operations, or any part thereof, and of any loss or damage by fire or other casualty to any substantial part of the Property. Debtor shall keep the Property on the Land.

Section 6. Survival. Except for the conditions of Closing set forth in Section 8 hereof, which shall be satisfied or waived as of the Closing Date, all representations and warranties of Debtor and Lender set forth in this Agreement shall be and wilt remain true and complete as of the Closing Date (or if later, the date on which the Loan is disbursed), and as of any future date or time contemplated by any such representation or warranty. All covenants, agreements, obligations and indemnities of Debtor and Lender set forth in this Agreement shall be and will remain true and complete as of and subsequent to the Closing Date as if made and restated in full as of such time, and shall survive the Closing.

Section 7. Actions by Lender. Debtor agrees that, subject to the provisions of Section 9(c) hereof, Lender may, at its option, and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses and liabilities that are the responsibility of Debtor under this Agreement or the other Loan Documents if Debtor fails to timely pay, perform or discharge the same, and all amounts expended by Lender in so doing or in respect of or in connection with the Mortgaged Property shall become part of the obligations secured by the Loan Documents and shall be immediately due and payable by Debtor to Lender upon demand therefor and shall bear interest at the Default Rate. Debtor agrees that, except as specifically amended, released or otherwise agreed to in writing by Lender, the Loan Documents shall remain in full effect, without waiver or surrender of any of Lender's rights thereunder, notwithstanding any one or more of the following: (a) extension of the time of payment of the whole or any part of the Note; (b) any change in the terms and conditions of the Note; (c) substitution of any other evidence of indebtedness for the Note; (d) acceptance by Lender of any collateral or security of any kind for the payment of the Note; (e) surrender, release, exchange or alteration of any Mortgaged Property or other security, either in whole or in part; or (f) release, settlement, discharge, compromise, change or amendment, in whole or in part, of any claim of Lender against Debtor or any other guarantors or other party secondarily or additionally liable for the payment of the Note.

11

Section 8. Closing Conditions. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

(a)         Title. Title to the Property shall be vested in Debtor, free of all liens, encumbrances, restrictions, encroachments and easements, except the Permitted Exceptions and the liens created by the Mortgage. Lender shall have received for the Property a preliminary title report and irrevocable commitment to insure title in the amount of the Loan relating to the Property by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Property is located) issued by Title Company showing Debtor vested with good and marketable title fee title in the Property, committing to insure Lender's first priority lien upon and security interest in the Property subject only to Permitted Exceptions, and containing such endorsements as Lender may require.

(b)         Condition of Property. Lender shall have inspected and approved, in its sole discretion, the Property.

(c)         Survey. Lender shall have received a current "as-built" ALTA survey of the Property, the form and substance of which shall be satisfactory to Lender in its sole discretion. Debtor shall have provided Lender with evidence satisfactory to Lender that the location of the Property is not within the 100-year flood plain or identified as a special flood hazard area as defined by the appropriate Governmental Authority, or if any Property is located in such a flood plain or special flood hazard area, Debtor shall provide Lender with evidence of flood insurance maintained on such Property in amounts and on terms and conditions satisfactory to Lender.

(d)         Environmental. Lender shall have completed such environmental due diligence of the Property as it deems necessary or advisable in its sole discretion, including without limitation, its review and approval of a Phase I environmental report (and a Phase II environmental report, if necessary), for the Property, along with reliance letters issued for the benefit of Lender, and Lender shall have approved the environmental condition of the Property in its sole discretion.

(e)         Valuations. Lender shall have completed such site inspections and valuations of the Property as it deems necessary or advisable in its sole discretion for the Property and Lender shall have approved the valuation of the Property in its sole discretion.

12

(f)         Zoning. Debtor shall have provided Lender with evidence satisfactory to Lender that the Property is properly zoned for use as a Permitted Facility and that such use constitutes a legal, conforming use under applicable zoning requirements.

(g)         Compliance with Representations, Warranties and Covenants. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents, or any Other Agreement, pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by Lender which has had or would have a Material Adverse Effect on the Property, the Mortgaged Property, the Debtor Parties or Lender's willingness to consummate the transaction contemplated by this Agreement, as determined by Lender in its sole and absolute discretion.

(h)         Proof of Insurance. Debtor shall have delivered to Lender certificates of insurance and copies of insurance policies showing that all insurance coverages and limits as set forth on Exhibit C attached hereto, attached hereto and incorporated herein, are in full force and effect.

(i)         Opinions of Counsel. Debtor shall have caused the preparation and delivery of the Opinions of Counsel.

(j)         Evidence of Ownership; Searches. Intentionally deleted.

(k)         Taxes;Other Assessments. Debtor shall have paid all Taxes and other assessments and charges relating to the Property which are due and payable on or prior to the Closing Date as well as Taxes and other assessments and charges due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 8(a).

(l)         Certificates; Organizational Documents. Debtor shall have delivered to Lender certificates reasonably requested by Lender, in form and substance satisfactory to Lender, dated as of the date hereof, with appropriate insertions and attachments, including, without limitation, certified copies of all organizational documents of Debtor; good standing certificates from the state of formation with respect to the Debtor Parties, and appropriate resolutions and/or consents authorizing the transactions contemplated by the Loan Documents.

(m)         Guaranty. Debtor shall cause to be delivered to Lender the Guaranty executed by each Guarantor with respect to the Loan.

(n)         Leases; Subordination Agreements. Debtor shall have executed and delivered the Leases and the Subordination Agreements, in form and substance reasonably satisfactory to Lender.

(o)         Closing Documents. At or prior to the Closing Date, Lender and the Debtor Parties, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered to Lender, or as Lender may otherwise direct, the Loan Documents and such other documents, payments, instruments and certificates, as Lender may require in form acceptable to Lender, include.

13

(p)         Updated Financial Information. Prior to the Closing Date, Lender shall have received satisfactory financial statements of Debtor, each Guarantor and such other financial information as reasonably requested by Lender.

Upon fulfillment or waiver of all of the above conditions, Lender shall deposit funds necessary to close this transaction with Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

Section 9. Default. Each of the following shall be deemed an event of default by Debtor (each, an "Event of Default"):

(a)         If any material representation or warranty of any Debtor Party set forth in any of the Loan Documents is false in any respect.

(b)         If any principal, interest or other monetary sum due under the Note, the Mortgage or any other Loan Document is not paid when due; provided, however, any technical issues by Lender's or Debtor's banking institution resulting in the failure of the ACH payment by Debtor (and not caused in any manner by Debtor) shall not be deemed an Event of Default hereunder.

(c)         If Debtor fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement or the other Loan Documents; provided, however, if any such failure is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lender in its reasonable discretion, and Debtor is diligently pursuing a cure of such failure, then Debtor shall have a reasonable period to cure such failure beyond such 30- day period, which shall not exceed 90 days after receiving notice of the failure from Lender. If Debtor shall fail to correct or cure such failure within such period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

(d)         If there is any Insolvency Event.

(e)         If there is an "Event of Default" under any other Loan Document or the Ground Lease, after the passage of all applicable notice and cure or grace periods.

(f)         If one of the Lender Entities does not acquire fee title to the Property upon expiration or termination of the Ground Lease (except in the case of the Purchase Option as set forth in Section 18.01 of the Ground Lease).

14

Section 10. Remedies. Upon the occurrence of an Event of Default, Lender may declare all or any part of the obligations of Debtor under this Agreement, the Note and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and Debtor hereby waives notice of intent to accelerate the obligations secured by the Mortgage and notice of acceleration. Thereafter, Lender may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Note, the Mortgage or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender.

Section 11. Lender Assignments.

(a)         Lender may assign in whole or in part its rights under this Agreement and the other Loan Documents, including, without limitation, in connection with any Securitization. Upon any unconditional assignment of Lender's entire right and interest hereunder, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein. On and after the date of any assignment, then, (i) all references to Lender in this Agreement and the other Loan Documents shall include such assignee or assignees to the extent of such assignment; (ii) all notices required to be delivered to Lender under this Agreement and the other Loan Documents shall be delivered to such assignee; and (iii) any action permitted to be taken by Lender hereunder, including, without limitation, pursuant to Section 10 of this Agreement, may be taken by such assignee or assignees.

(b)         In the event that any CP Conduit is an assignee or the holder of a security interest in any of Lender's rights under this Agreement and the other Loan Documents, then to the extent set forth in any notice thereof provided to Debtor, the parties hereto acknowledge and agree that any agent for such CP Conduit or its creditors may act on behalf of such CP Conduit (or its creditors, as applicable) hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by such CP Conduit (or its creditors, as applicable) in accordance with the commercial paper program documentation and related credit enhancement documentation governing such CP Conduit.

Section 12. No Debtor Assignments. Except as set forth in Section 14.02 of the Ground Lease, Debtor shall not, without the prior written consent of Lender, (such consent not to be unreasonably withheld, conditioned or delayed), sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Property, any of its rights or obligations under this Agreement or the other Loan Documents, or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise.

15

Section 13. Securitizations and Other Transactions.

(a)         As a material inducement to Lender's willingness to complete the transactions contemplated by this Agreement and the other Loan Documents, Debtor hereby acknowledges and agrees that Lender may, from time to time and at any time, (i) advertise, issue press releases, send direct mail or otherwise disclose information regarding the transaction contemplated herein for marketing purposes; and (ii) engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other laws: (A) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of the Note, this Agreement or any other Loan Document, Lender's right, title and interest in the Note, this Agreement or any other Loan Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing; or (B) a Securitization and related transactions. Debtor agrees to use all reasonable efforts and to cooperate fully with Lender with respect to all reasonable requests of Lender relating to the foregoing, which includes, without limitation, with respect to the activities described in subsection (b) below, providing financial information, financial and other data, and other information and materials which would customarily be required by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to any of the foregoing.

(b)         Notwithstanding any provision contained herein, upon reasonable request at any time (including, without limitation, after Closing), Debtor will provide to Lender, any and all financial information and/or financial statements (and in the form or forms) (i) requested by Lender in connection with Lender's filings with or disclosures to any Governmental Authority, including, without limitation, the financial statements required in connection with the Securities and Exchange Commission registration statements of Lender, or any Affiliate of Lender, as described in Staff Accounting Bulletins 71 and 71A as issued under the Securities Act of 1933, as amended; or (ii) as reasonably requested by Lender.

(c)         Debtor consents to Lender providing the disclosures described in this Section 13, as well as any other information which Lender may now have or hereafter acquire with respect to the Property or the financial condition of the Debtor Parties to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each event described in this Section 13. Lender and Debtor (and their respective Affiliates) shall each pay their own attorneys' fees and other out-of pocket expenses incurred in connection with the performance of their respective obligations under this Section.

(d)         The provisions of this Section 13 shall survive the Closing.

Section 14. Indemnity; Release. Debtor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense) (collectively, "Losses”) (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Lender's interest in the Property or Lender's failure to act in respect of matters which are or were the obligation of Debtor under the Loan Documents), imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; (b) any disclosures of information, financial or otherwise, (i) made by Lender or Lender's employees, officers, members, managers, agents or any third party as contemplated by Section 13 of this Agreement, or (ii) obtained from any credit reporting agency with respect to Debtor, any guarantor of the Loan (including each Guarantor), any Affiliate of Debtor, any of the other Debtor Parties or any operator or lessee of the Property; or (c) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement. Debtor fully and completely releases, waives and covenants not to assert any claims, liabilities, actions, defenses, challenges, contests or other opposition against Lender, however characterized, known or unknown, foreseen or unforeseen, now existing or arising in the future, relating to this Agreement and affecting the Property. In addition to the foregoing, Debtor hereby fully incorporates each and every indemnity and release made by Debtor to Lender in the Environmental Indemnification Agreement as if fully set forth herein.

16

Section 15. Miscellaneous.

(a)         Transaction Characterization. It is the intent of the parties that the Loan Documents evidence one unitary, unseverable transaction pertaining to the Property. Debtor acknowledges that the Loan is cross-defaulted and cross-collateralized with the Ground Lease, and that such cross-default and cross-collateralization is a material inducement to Lender making the Loan. It is the intent of the parties hereto that the business relationship created by the Ground Lease, this Agreement and the other Loan Documents is solely that of creditor and debtor and/or lessor and lessee and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in this Agreement or the other the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership (either de jure or de facto) between Debtor and Lender, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Debtor.

(b)         Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery; (ii) express overnight delivery service; (iii) email transmission; or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (A) receipt, if hand delivered; (B) the next Business Day, if delivered by reputable express overnight delivery service; (C) receipt of confirmation of email transmission; or (D) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses specified below:

to Debtor:

Marquis Real Estate Holdings, LLC

PO Box 1308

Chatsworth, GA 30705

Attention: Tim Bailey

Email: tbailey@marquisind.com

copy to:

Mitchell Nussbaum Loeb & Loeb LLP

345 Park Avenue

NY, NY, 10154-1895

Email:enussbaum@loeb. com

17

to Lender:

STORE Capital Acquisitions, LLC

8501 E. Princess Drive, Suite 190

Scottsdale, AZ. 85255

Attention: Michael T. Bennett

Executive Vice President - General Counsel

Email: mbennett@storecapital.com

copy to:

Kutak Rock LLP

1801 California Street, Suite 3000

Denver, CO 80202

Attention: Kelly Reynoldson, Esq.

E-mail: kelly.reynoldson@kutakrock.com

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Agreement the giving of notice is required, the giving thereof may be waived in writing at any time by the person or persons entitled to receive such notice. A copy of any notice delivered pursuant to this Section shall also contemporaneously be delivered in the manner herein specified to any assignee of Lender's interest which shall have duly notified Debtor in writing of its name and address.

(c)         Brokers. Other than Marcus & Millichap whose commission has been paid by Debtor, Debtor has taken no action which would cause any brokerage or other similar fee, commission or compensation to be payable in connection with the transactions contemplated hereunder. Other than Marcus & Millichap whose commission has been paid by Debtor, Lender and Debtor represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement or the other Loan Documents. Lender and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

(d)         Estoppel Certificate. At any time, and from time to time, each party agrees, promptly and in no event later than 10 days after a request from the other party, to execute, acknowledge and deliver to the other party a certificate in the form supplied by the other party, certifying: (i) to its knowledge, whether there are then any existing defaults by it or the other party in the performance of their respective obligations under this Agreement or any of the other Loan Documents, and, if there are any such defaults, specifying the nature and extent thereof; (ii) that no notice of default has been given or received by it under this Agreement or any of the other Loan Documents which has not been cured, except as to defaults specified in the certificate; (iii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of it; and (iv) any other information reasonably requested by the other party in connection with this Agreement and the other Loan Documents.

18

(e)         Waiver and Amendment; Document Review. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. In the event Debtor makes any request upon Lender requiring Lender or Lender's attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Debtor shall (i) reimburse Lender promptly upon Lender's demand for all out-of-pocket costs and expenses incurred by Lender in connection with such review and/or preparation, including, without limitation, reasonable attorneys' fees; and (ii) pay Lender a reasonable processing and review fee.

(f)         Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

(g)         Lender's Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Lender, that (i) there shall be absolutely no personal liability on the part of any member, manager, officer or employee of Lender, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents; (ii) Debtor waives all claims, demands and causes of action against Lender's officers, members, managers, employees and agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender; and (iii) Debtor shall look solely to the assets of Lender for the satisfaction of each and every remedy of Debtor in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.

(h)         Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

(i)         Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

19

(j)         Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and Lender with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and Lender, all other agreements (written or oral) between Lender and any of the Debtor Parties or their representatives shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in such other agreements.

(k)         Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Agreement was signed by Lender in the State of Arizona and delivered by Debtor in the State of Arizona, all payments under the Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the state where the Property is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state in which the Property located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

(l)         Survival. Except for the conditions of Closing set forth in Section 8, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and Lender set forth in this Agreement shall survive the Closing.

(m)         Waiver of Jury Trial and Certain Damages. DEBTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED HEREIN OR THEREIN OR RELATED HERETO OR THERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LENDER AND ANY OF LENDER'S AFFILIATES, OFFICERS, MEMBERS, MANAGERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST LENDER OR ANY OF LENDER'S AFFILIATES, OFFICERS, MEMBERS, MANAGERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

20

(n)         Counterparts. This Agreement may be executed in counterparts, and if so executed, this Agreement shall be effective as if simultaneously executed.

(o)         Parties Interested Herein. This Agreement shall be for the sole and exclusive benefit of the parties and, subject to Section 12 hereof, their respective successors, assignees and transferees. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or to give to, any other Person any right, remedy or claim under or by reason of this Agreement or any terms hereof.

(p)         Events Occurring on Days That Are Not Business Days. If the date for making any payment or the last day for performance of any act or the exercising of any right under this Agreement is a day that is not a Business Day, such payment may be made, such act may be performed or such right may be exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided herein.

(q)         Rights Cumulative. All rights and remedies herein given or granted to any party hereunder are cumulative, nonexclusive and in addition to any and all rights and remedies that may have or may be given by reason of any law, statute, ordinance or otherwise.

(r)         Limitation on Waivers. No delay or omission to exercise any right or power occurring upon any Event of Default or any other breach or default by any of the parties of or under any provision of this Agreement shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed appropriate. In the event any Event of Default or any other breach or default by any of the parties of or under any provision of this Agreement shall be waived by another party hereto, such waiver shall not bind any party which has not waived the default or breach, shall be limited to the particular default or breach so waived and shall not be deemed to waive any other default or breach hereunder or constitute a waiver of the same breach on a future occasion.

(s)         Further Assurances and Corrective Instruments. The parties agree that so long as this Agreement is in full force and effect, each of them shall have full power to carry out the acts and agreements provided herein and they will from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such supplements hereto and such further instruments as may be reasonably required in order to carry out the intention of this Agreement.

21

(t)         Collection Costs. Debtor shall reimburse Lender for all reasonable expenses and costs, including, without limitation, fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by or on behalf of Lender in the enforcement or preservation of its rights under this Agreement and all of the other Loan Documents, including, without limitation, as a result of any failure by Debtor to pay any payments due hereunder or under any of the other Loan Documents or in connection with efforts to collect any amount due to Lender by Debtor under this Agreement, the Note or the other Loan Documents (including but not limited to efforts to collect any prepayment amount) or to enforce the provisions hereof or thereof, including costs and expenses incurred in post-judgment collection efforts and in any insolvency, bankruptcy, debtor relief, dissolution, liquidation, reorganization or similar proceedings (including any action for relief from the automatic stay of any such proceeding) or judicial or non-judicial foreclosure proceeding (collectively, "Collection Costs"). Collection Costs that are not paid to Lender when due shall accrue interest at the Default Interest Rate until paid.

(u)         Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and, subject to Section 12 hereof, their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed by a private panel. Any permitted successor, assignee or transferee of any of the parties hereto shall succeed to the rights and obligations of its predecessor, assignor or transferor in the same manner as if it were named in this Agreement in the place of and instead of its predecessor, assignor or transferee, effective immediately after the later of the date any conditions to such succession set forth in this Agreement are satisfied or the date notice is given to the other parties in accordance with the notice provisions hereof.

[Remainder of page intentionally left blank; signature page(s) to follow]

22

IN WITNESS WHEREOF, Debtor and Lender have entered into this Agreement as of the date first above written.

LENDER:

STORE Capital Acquisitions, LLC,

a Delaware limited liability company

By: /s/ Michael T. Bennett

Name: Michael T. Bennett

Title: Executive Vice President

          General Counsel

23

IN WITNESS WHEREOF, Debtor and Lender have entered into this Agreement as of the date first above written.

DEBTOR:

MARQUIS REAL ESTATE HOLDINGS, LLC,

a Delaware limited liability company

By: /s/ Jon Isaac

Name: Jon Isaac

Title: President/Manager

Tax Identification No.:81-2862543

Organization Identification No.:60431978100

Principal Place of Business: Chatsworth, Georgia 30705

24

EXHIBIT A

DEFINITIONS

The following terms shall have the following meanings for all purposes of this Agreement:

"Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

"Anti-Money Laundering Laws" means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. § § 1956 and 1957, and the BSA.

"BSA" means the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

"Business Day'' means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 p.m. Scottsdale, Arizona time.

" Closing" means the disbursement of the Loan Amount by Title Company as contemplated by this Agreement.

"Closing Date" has the meaning set forth in the introductory paragraph of this Agreement.

" Collection Costs" has the meaning set forth in Section 15(t).

"CP Conduit” means any special purpose entity which issues highly rated commercial paper notes.

"Debtor Party" or "Debtor Parties" means, collectively, Debtor and Guarantor.

"Debtor Reporting Entities" means, collectively, Debtor, Guarantor and Marquis Affiliated Holdings, LLC, a Delaware limited liability company.

"Default Rate" has the meaning set forth in the Note.

"Environmental Indemnification Agreement” means the Environmental Indemnification Agreement of even date herewith executed by Debtor, each Guarantor for the benefit of the Indemnified Parties, and such other parties as are identified in such agreement with respect to the Property.

"Equity Transfer” has the meaning set forth in Section 5(d).

25

"Event of Default” has the meaning set forth in Section 9.

"Financial Information" means all financial statements and other information concerning the Debtor Parties.

"GAAP” means generally accepted accounting principles consistently applied.

"Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the state where the Property is located, or any political subdivision thereof.

"Ground Lease" means that certain Lease Agreement of even date herewith, between STORE Capital Acquisitions, LLC, as lessor, and Debtor, as lessee, with respect to the Land, as the same may be amended from time to time.

"Guarantor” means, Marquis Industries, Inc., a Georgia corporation, or any additional or replacement guarantor(s) approved by Lender in its sole and absolute discretion.

"Guaranty'' means collectively, one or more unconditional guarantees of payment and performance by each Guarantor, of even date herewith, with respect to the Loan, as the same may be amended from time to time.

"Independent Manager" means a (a) member of Debtor that is a "special purpose entity", (b) a "special purpose entity" that is not a member or Affiliate of Debtor, or (c) a natural person, each of whom is not, and has not been at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in Debtor, or any of its Affiliates; (ii) an officer, director; shareholder, manager, member, employee, partner, creditor, supplier or contractor of Debtor, or any of its Affiliates; or (iii) a Person who controls (whether directly, indirectly or otherwise) Debtor, or any of its Affiliates, or any officer, director, shareholder, manager, member, employee, partner, creditor, supplier or contractor of Debtor, or any of its Affiliates.

"Indemnified Parties" means Lender, the trustee under the Mortgage, if applicable, and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in any Securitization, participation or transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

26

"Insolvency Event” means (a) any Debtor Party's (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Debtor Party (i) seeking to adjudicate it a bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any Debtor Party, either such proceeding shall remain undismissed for a period of 120 days or any of the actions sought in such proceeding shall occur; or (c) any Debtor Party taking any corporate action to authorize any of the actions set forth above in this definition.

"Land” means the land on which the Property is located as further described in Exhibit B attached hereto.

"Leases” means all leases in effect with respect to the Property, including that certain Sublease Agreement by and between Debtor and Guarantor effective as of the date hereof, as the same may be amended from time to time, and such other permitted leases now or hereafter relating to the Property.

"Legal Requirements" means, as to any Person, the certificate of incorporation, bylaws, operating agreement, partnership agreement or limited partnership agreement and certificate of limited partnership or other organization or governing documents of such Person, and any law, statute, order, consent, decree, ordinance, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990 and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, and all covenants, agreements, restrictions and encumbrances, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Lender Entities" means, collectively, Lender and STORE Capital Corporation, and any Affiliate of Lender or STORE Capital Corporation.

"Loan” means the loan for the Property, as described in Section 1.

"Loan Amount” means the aggregate amount set forth in Section 1.

"Loan Documents" means, collectively, this Agreement, the Note, the Mortgage, each Guaranty, the Environmental Indemnification Agreement, the UCC Financing Statements, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby.

"Loan Pool” means: (a) in the context of a Securitization, any pool or group of loans that are a part of such Securitization; (b) in the context of a transfer described in Section 13, all loans which are sold, transferred or assigned to the same transferee; and (c) in the context of a participation described in Section 13, all loans as to which participating interests are granted to the same participant.

27

-

"Losses" has the meaning set forth in Section 14.

"Lost Note" has the meaning set forth in Section 5(a).

"Material Adverse Effect” means any event, circumstance or condition that is existing, or that is contemplated by Debtor, or about which Debtor may have knowledge (a) which has a reasonable probability of having a material adverse effect on the condition or business (financial or otherwise) of any Debtor Party, the Property, the Mortgaged Property, or the transactions contemplated by this Agreement or the other Loan Documents; (b) which, except for any non consensual and non-contractual lien or encumbrance for Taxes or assessments or other governmental charges or levies (but excluding any judgment lien) that is not yet due and payable, in any way would adversely affect, or otherwise impair, encumber or dilute Lender's or Debtor's interest in (i) the Property or Mortgaged Property, or (ii) the validity or enforceability of this Agreement or the other Loan Documents; (c) which would materially adversely affect the ability of Debtor or any Guarantor to perform its or his other obligations under this Agreement or the other Loan Documents; (d) which would impair, encumber or dilute Lender's or Debtor's interest in the Property or Mortgaged Property; or (e) which would materially adversely affect the validity or enforceability of this Agreement and/or the other Loan Documents.

"Mortgage" means the Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of the date of this Agreement executed by Debtor for the benefit of Lender providing a lien upon and security interest in the Property as security for the Note, as the same may be amended from time to time.

"Mortgaged Property” has the meaning set forth in the Mortgage.

"Note" means the promissory note dated as of the date of this Agreement to be executed by Debtor in favor of Lender evidencing the Loan with respect to the Property, as the same may be amended, restated and/or substituted from time to time.

"Obligations" has the meaning set forth in Section 5(d).

"OFAC Laws and Regulations'' means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

28

"OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the Internet website www.treas. gov/ofac/tl1sdn.pdf.

"Opinions of Counsel” means such enforceability opinions as Lender may reasonably require, all in form and substance reasonably satisfactory to Lender and its counsel.

"Permitted Exceptions" means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title reports and title commitments referenced in Section 8(a), and approved by Lender in its sole discretion in connection with the closing of the Loan, the Mortgage and the UCC Financing Statements.

"Permitted Facility" means means an extrusion, carpet manufacturing and floor covering manufacturing and warehouse distribution business, all related purposes such as ingress, egress and parking, and uses incidental thereto or any other use deemed necessary as determined by Lessee in its good faith business judgment provided such use is not a Prohibited Use

"Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

"Pledge" has the meaning set forth in Section 5(d).

"Property" means, as the context may require, the buildings, fixtures and other improvements now or hereafter located on the Land identified on Exhibit B attached hereto (whether or not affixed to such Land). The term "Property" shall not include the Land or Tangible Personal Property.

"Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

" Subordination Agreement” or " Subordination Agreements” means, as the context may require, the subordination and attornment agreement of even date herewith executed by Debtor, and Lender with respect to the Ground Lease, or the subordination and attornment agreements of even date herewith executed by Debtor, the sublessees, and Lender with respect to the Leases, as the same may be amended from time to time. A Subordination Agreement will be executed with respect to each Lease.

29

"Tangible Personal Property” means any and all equipment, trade fixtures, appliances, furniture, furnishings, inventory and other tangible personal property now existing or hereafter acquired by Lessee or Guarantor or any of their Affiliates in connection with the Property.

" Tax" or "Taxes" has the meaning set forth in Section 5(i).

" Title Company'' means First American Title Insurance Company located at 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Kristin Brown, National Commercial Services, or an alternative insurance company selected by Lender.

"UCC Financing Statements" means such UCC Financing Statements as Lender shall require with respect to the transactions contemplated by this Agreement.

30

EXHIBIT B

LAND

Address: 2743 Highway 76 (GI Maddox Parkway), Chatsworth, Georgia 30705

Legal Description: All that tract or parcel of land located and lying in Land Lot 173 of the 9th District and 3rd Section of Murray County, Georgia, and being all of Lots 133 through 137 and part of Lot 132, Chief Vann Subdivision, and more particularly described as follows:

Beginning at a point located on the north right of way line of Georgia Highway 52 (80 foot right of way), said point being 591.0 feet east of the intersection of the north right of way line of Georgia Highway 52 with the east right of way line of Georgia Highway 225, as measured along the north right of way line of Georgia Highway 52; thence proceed north 00 degrees 08 minutes 00 seconds west a distance of 193.17 feet; thence north 89 degrees 34 minutes 00 seconds east a distance of 575.00 feet; thence south 00 degrees 08 minutes 00 seconds east a distance of 195.93 feet to the north right of way line of Georgia Highway 52 (80 foot right of way); thence along the north right of way line of Georgia Highway 52 south 89 degrees 50 minutes 30 seconds west a distance of 575.00 feet to the Point of Beginning, all as shown on that Plat for B & H Equities, a Georgia general partnership, prepared by Norman B. DeLoach, GRLS No. 1347, and dated February 15, 1994.

Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 173 of the 9th District and 3rd Section of Murray County, Georgia, being Lots 133 through 137 and a portion of Lot 132 of Chief Vann Subdivision, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING commence at the intersection of the northern right of way line of G.I. Maddox Parkway (being U.S. Highway 76 and Georgia Highway 52 and having an 80 foot right of way) with the centerline of Cochran Drive; running thence North 89 degrees 38 minutes 39 seconds West a distance of 415.72 feet to a 1/2 inch rebar and the TRUE POINT OF BEGINNING; thence North 89 degrees 38 minutes 39 seconds West along said right of way line of G.I. Maddox Parkway a distance of 574.99 feet to a 5/8 inch rebar; thence leaving said right of way line of G.I. Maddox Parkway running North 00 degrees 31 minutes 17 seconds East a distance of 193.40 feet to a 5/8 inch rebar; thence South 89 degrees 52 minutes 39 seconds East a distance of 574.59 feet to a 1/2 inch rebar; thence South 00 degrees 24 minutes 03 seconds West a distance of 195.74 feet to a 1/2 inch rebar and the POINT OF BEGINNING.

Address: 325 Smyrna Church Road, Chatsworth, Georgia 30705

Legal Description: Two (2) acres, more or less, of Land Lot No. 266 in the 9th District and 3rd Section of Murray County, Georgia, described as follows: BEGINNING at the point of intersection of the west right-of-way line of Browns Bridge Road and the north right-of-way line of Leonards Bridge Road; thence running west with north side of Leonards Bridge Road, a distance of 396 feet to land of James C. Penson; thence in a northeasterly direction with land of James C. Penson, a distance of 224 feet to land of Maudie Witherow; thence east with south line of land of Maudie Witherow, a distance of 260 feet to west side of Browns Bridge Road; thence south with west right-of-way line of Browns Bridge Road a distance of 264 feet to the beginning point.

31

Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 266 of the 9th District and 3rd Section of Murray County, Georgia and being more particularly described as follows:

BEGINNING at a mag nail located at the intersection of the northern right of way line of Leonard Bridge Road (having a 50 foot right of way) with the western right of way line of Smyrna Church Road (having an 80 foot right of way), which is the TRUE POINT OF BEGINNING; running thence along said right of way line of Leonard Bridge Road the following courses and distances: North 73 degrees 20 minutes 40 seconds West a distance of 168.40 feet; thence North 72 degrees 31 minutes 15 seconds West a distance of 62.76 feet; thence North 72 degrees 47 minutes 07 seconds West a distance of 68.45 feet; thence North 72 degrees 56 minutes 43 seconds a distance of 80.09 feet to a point on said right of way of Leonard Bridge Road, said point being located North 31 degrees 19 minutes 28 seconds East a distance of 2.50 feet from a 3/4 inch open top pipe; thence leaving said right of way line of Leonard Bridge Road running North 31 degrees 19 minutes 28 seconds East a distance of 221.22 feet to a 1/2 inch open top pipe; thence South 77 degrees 53 minutes 41 seconds East a distance of 258.59 feet to a point located on the western right of way line of Smyrna Church Road, said point being located North 77 degrees 53 minutes 41 seconds West a distance of 1.51 feet from a 1-1/2 inch open top pipe; running thence South 01 degree 15 minutes 59 seconds West a distance of 160.93 feet; thence continuing along said right of way line of Smyrna Church Road South 00 degrees 46 minutes 03 seconds West a distance of 84.73 feet to a mag nailfound and the TRUE POINT OF BEGINNING.

Address: 272 Treadwell Road, Chatsworth, Georgia 30705

Legal Description:

TRACT 1

One (1) acre, more or less, of Land Lot No. 191, 9th District, 3rd Section, Murray County, Georgia described as follows:

BEGINNING on the east side of public road which runs from Spring Place by way of Treadwell Cemetery and the "Old" Woods Estate to Green Road at the northeast corner of Lot No. 48 in Woods Estate Subdivision, as recorded in Plat Book 5, Page 234, Murray County Public Records; thence running south 30 degrees 37 minutes 27 seconds east, with east line of said Lot No. 48, a distance of 309 feet; thence in a northeasterly direction 184 feet; thence in a northwesterly direction a distance of 309 feet to the east side of said public road; and thence southwest with east side of said road 133 feet to the beginning point.

TRACT II

All that tract of land containing 1 acre, more or less, lying in Land Lot No. 191, 9th District, 3rd Section, Murray County, Georgia, according to a survey by Leon Pritchett, Murray County, Georgia Land Surveyor, dated March 9, 1977, and being more particularly described as follows:

32

BEGINNING at the point of intersection formed by the south right of way of Industrial Drive with the northeast corner of Chatsworth Sample Company, Inc.; thence run south 48 degrees 04 minutes 27 seconds east, along the said south right of way, a distance of 388.5 feet to a point; thence run south 24 degrees 05 minutes west, a distance of 365 feet, more or less, to the east line of Woods Estate Subdivision; thence north 17 degrees 38 minutes 44 seconds west, along the east line of said subdivision, a distance of 231.5 feet to the southwest corner of Chatsworth Sample Company, Inc. property; thence north 43 degrees 05 minutes east, along the southeast line of said Sample Co., a distance of 184 feet to their southeast corner; thence north 40 degrees 04 minutes 47 seconds west, along said Sample Co., a distance of 308.97 feet to the south right of way of Industrial Drive and the POINT OF BEGINNING.

TRACT Ill

One (1) acre of Land Lot No. 191, 9th District, 3rd Section, Murray County, Georgia, according to a plat of survey prepared by Leon Pritchett, Murray County, Georgia Land Surveyor, dated May 2, 1984, recorded in the Office of the Clerk of the Superior Court of Murray County, Georgia, in Plat Book 14, Page 170, and said plat and the description set out therein are by reference incorporated herein for a more particular description of said land.

Subject to existing easements for public utilities and road rights of ways.

Also known as: ALL THAT TRACT or parcel of land tying and being in Land Lot 191 of the 9th District and 3rd Section of Murray County, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2 inch capped rebar located at the intersection of the southeastern right of way line of Treadwell Road (having an 80 foot right of way) with the southwestern right of way line of Industrial Boulevard (having an 80 foot right of way); thence following along the arc of a curve to the right an arc distance of 80.67 feet to a 1/2 inch capped rebar located on said right of way line of Industrial Boulevard (said arc having a radius of 50.00 feet and being subtended by a chord bearing North 86 degrees 59 minutes 07 seconds East a distance of 72.20 feet); thence South 46 degrees 47 minutes 48 seconds East along said right of way line of Industrial Boulevard a distance of 279.35 feet to a point; thence continuing along said right of way line of Industrial Boulevard following along the arc of a curve to the left an arc distance of 203.41 feet to a 1/2" rebar (said arc having a radius of 712.24 feet and being subtended by a chord bearing South 54 degrees 58 minutes 42 seconds East a distance of 202.72 feet); thence leaving said right of way line of Industrial Boulevard running South 44 degrees 59 minutes 37 seconds West a distance of 396.94 feet to a 1/2" rebar; thence North 16 degrees 04 minutes 20 seconds West a distance of 270.49 feet to a 1/2" rebar; thence North 30 degrees 31 minutes 32 seconds West a distance of 292.69 feet to a 1/2" rebar located on the southeastern right of way line of Treadwell Road;thence North 40 degrees 46 minutes 03 seconds East along said right of way line of Treadwell Road a distance of 95.66 feet to the POINT OF BEGINNING.

Address: 1978 Highway 52 Alt., Chatsworth, Georgia 30705

Legal Description: ALL THAT TRACT or parcel of land lying and being a part of Land Lot 243 of the 9th District AND 3rd Section of Murray County, Georgia, being more particularly described as follows:

33

BEGINNING at the intersection of the East line of Land Lot 243 with the South right-of-way line of State Route 52 Alternate which is the point of beginning; thence running South 00 degrees 02 minutes 00 seconds East for a distance of 425.77 feet along the East line of Land Lot 243 to an iron pin; thence running North 84 degrees 44 minutes 13 seconds West for a distance of 486.57 feet to an iron pin; thence running North 03 degrees 33 minutes 10 seconds East to a fence post found; thence running South 80 degrees 48 minutes 06 seconds East for a distance of 85.71 feet to an iron pin; thence running North 01 degree 30 seconds West for a distance of 69.49 feet to a point; thence running North 89 degrees 25 minutes 01 second West for a distance of 79.49 feet to a railroad spike; thence running North 00 degrees 47 minutes 04 seconds East for a distance of 199.97 feet to an iron pin; thence running South 89 degrees 25 minutes 19 seconds East for a distance of 350.00 feet along the southerly right-of-way line of State Route 52 Alternate; continuing thence south 89 degrees 28 minutes 53 seconds East for a distance of 120.00 feet along the southerly right-of-way line of State Route 52 Alternate to the POINT OF BEGINNING.

Being 4.30 acres and is in accordance with a plat prepared for Benny Stafford and Dan C. Townsend by Dewayne Hunt, Registered Land Surveyor, dated June 19, 1995 and revised. January 6, 1996.

Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 243 of the 9th District and 3rd Section of Murray County, Georgia, and being more particularly described as follows:

BEGINNING at a cross-tie fence corner located at the intersection of the southern right of way line of Georgia Highway 52 Alternate (having a variable right of way) with the east line of Land Lot 243; running thence South 01 degrees 00 minutes 56 seconds East along the east line of Land Lot 243 a distance of 425.77 feet to a 1-inch open top pipe; thence leaving said land lot line running North 85 degrees 43 minutes 09 seconds West a distance of 486.57 feet to a 1-inch open top pipe; thence North 02 degrees 34 minutes 14 seconds East a distance of 129.47 feet to a 5/8 inch capped rebar; thence North 06 degrees 24 minutes 11 seconds East a distance of 258.40 feet to a 5/8 inch capped rebar located on the southern right of way line of Georgia Highway 52 Alternate; thence North 89 degrees 35 minutes 45 seconds East along said right of way line of Georgia Highway 52 Alternate a distance of 323.05 feet to a point; thence continuing along said right of way line of Georgia Highway 52 Alternate North 89 degrees 32 minutes 11 seconds East a distance of 120.00 feet to the POINT OF BEGINNING.

Address: 1642 Duvall Road, Chatsworth, Georgia 30705

Legal Description: A portion of Land Lot No. 132 in the 9th District and 3rd Section of Murray County, Georgia, designated as Tract "A" and Tract "B" on a plat of survey prepared by Leon Pritchett, Murray County, Surveyor, dated October 28, 1982, recorded in the office of the Clerk of the Superior Court of Murray County, Georgia, in Plat Book No. 13. page 62 and described as follows:

BEGINNING at the point of intersection of the south original line. of said Land Lot No. 132 and the eastside of Duvall Road (formerly known as Lydia Jackson Road); thence running north 25 degrees 25 minutes east with the east side of Duvall Road, a distance of 287.74 feet to an iron pin; thence south 86 degrees 16 minutes cast, 195.20 feet to an iron pin; thence south 0 degrees 16 minutes west 231.48 feet to an iron pin on the south original line of said land lot; thence north 69 degrees 12 minutes 23 seconds west on said south original line, a distance of 317.21 feet to the POINT OF BEGINNING.

34

Also known as: All that tract or parcel of land lying and being in Land Lot No. 132 in the 9th District and 3rd Section of Murray County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING; Commence at an axle found located at the southeast comer of Land Lot Number 132; running thence along the south line of Land Lot Number 132 North 89 degrees 10 minutes 11 seconds West a distance of 294.18 feet to a 1/2 inch rebar and the TRUE POINT OF BEGINNING; thence continuing along the south line of Land Lot Number 132 North 89 degrees 03 minutes 11 seconds West a distance of 315.85 feet to a 1/2 inch rebar located on the eastern right of way line of Duvall Road (having an 80-foot right of way); running thence along said right of way of Duvall Road North 25 degrees 15 minutes 54 seconds East a distance of 287.97 feet to a 1/2 inch rebar; thence leaving said right of way of Duvall Road running South 85 degrees 50 minutes 21 seconds East a distance of 195.29 feet to a metal T-post; thence South 00 degrees 25 minutes 35 seconds West a distance of 251.48 feet to a capped 1/2 inch rebar and the TRUE POINT OF BEGINNING.

Address: 1805 South Hamilton Street, Dalton, Georgia 30720

Legal Description:

TRACT ONE

All that tract or parcel of land situated, lying and being in Land Lots 277 and 294 in the 12th District and 3rd Section of Whitfield County, Georgia, and being 2.30 acres of land shown on plat of survey prepared by Bakkum - Deloach & Associates dated March 10, 2004, and entitled "Plat for Jack Turner" and being more particularly described as follows:

TO LOCATE THE POINT OF BEGINNING commence at the northwest corner of said Land Lot 294 and running thence due South a distance of 10 feet; thence running due East a distance of 196.3 feet to a point on the easterly line of South Hamilton Street (80 foot right of way) and the point of BEGINNING; from said point of beginning running thence North 17 degrees 16 minutes 20 seconds East along the easterly line of South Hamilton Street 250.00 feet; thence running South 80 degrees 48 minutes 00 seconds East 364.80 feet to the westerly right of way line of the Southern Railroad; thence running along the westerly right of way line of Southern Railroad the following courses and distances: South 02 degrees 37 minutes 44 seconds East 76.40 feet; South 00 degree 00 minutes 02 seconds East 99.58 feet; South 01 degree 52 minutes 49 seconds West 79.54 feet; thence leaving said railroad right of way and running thence North 76 degrees 32 minutes 45 seconds West 74.40 feet; thence running North 80 degrees 58 minutes 00 seconds West 367.43 feet to the easterly line of South Hamilton Street and the point of beginning.

35

TRACT TWO

All that tract or parcel of land situated, lying and being in Land Lot 277 in the 12th District and 3rd Section of Whitfield County, Georgia, and being 4.35 acres of land shown on plat of survey prepared by Bakkum - Deloach & Associates dated March 10, 2004, and entitled "Plat for Jack Turner" and being more particularly described as follows:

TO LOCATE THE POINT OF BEGINNING commence at the northwest corner of said Land Lot 294 and running thence due South a distance of 10 feet; thence running due East a distance of 196.3 feet to a point on the easterly line of South Hamilton Street (80 foot right of way); running thence North 17 degrees 16 minutes 20 seconds East along the easterly line of South Hamilton Street 250.00 feet to the point of BEGINNING; and from said point of beginning running thence the following courses and distances along South Hamilton Street: North 17 degrees 16 minutes 20 seconds East 200.81 feet; thence running North 17 degrees 00 minutes 27 seconds East 77.21 feet; thence North 16 degrees 02 minutes 16 seconds East 78.70 feet; thence running North 11 degrees 29 minutes 28 seconds East 79.38 feet; thence running North 04 degrees 50 minutes 48 seconds East 81.21 feet; thence running North 03 degrees 26 minutes 40 seconds West 83.93 feet; thence running North 10 degrees 35 minutes 34 seconds West 81.74 feet; thence running North 17 degrees 12 minutes 19 seconds West 82.29 feet; thence running North 23 degrees 37 minutes 34 seconds West 82.56 feet; thence running North 31 degrees 57 minutes 54 seconds West 81.72 feet; thence running North 35 degrees 49 minutes 17 seconds West 76.81 feet; thence running North 37 degrees 54 minutes 40 seconds West 81.62 feet; thence running North 38 degrees 51 minutes 44 seconds West 78.35 feet; thence running North 39 degrees 44 minutes 13 seconds West 169.09 feet to the intersection of the northeasterly line of South Hamilton Street with the westerly line of said Land Lot 277; thence leaving said easterly line of South Hamilton Street and running thence North 01 degree 48 minutes 25 seconds East 117.15 feet to the westerly right of way line of Southern Railroad; thence running along the westerly right of way line of Southern Railroad the following courses and distances: South 35 degrees 23 minutes 09 seconds East 491.97 feet; thence running South 32 degrees 22 minutes 32 seconds East 103.96 feet; thence running South 28 degrees 55 minutes 33 seconds East 100.99 feet; thence running South 25 degrees 55 minutes 21 seconds East 101.13 feet; thence running South 22 degrees 46 minutes 13 seconds East 99.35 feet; thence running South 19 degrees 38 minutes 52 seconds East 102.84 feet; thence running South 16 degrees 27 minutes 21 seconds East 100.62 feet; thence running South 13 degrees 44 minutes 13 seconds East 95.57 feet; thence running South 10 degrees 50 minutes 08 seconds East 100.09 feet; thence running South 08 degrees 13 minutes 44 seconds East 110.63 feet; thence running South 04 degrees 41 minutes 30 seconds East 127.35 feet; thence leaving the westerly right of way line of Southern Railroad and running thence North 80 degrees 48 minutes 00 seconds West 364.80 feet to the easterly line of South Hamilton Street and the point of beginning.

Also known as:

TRACT 1

ALL THAT TRACT or parcel of land lying and being in Land Lots 277 and 294 of the 12th District and 3rd Section of Whitfield County, Georgia, and being more particularly described as follows:

36

TO FIND THE TRUE POINT OF BEGINNING commence at the northwest comer of said Land Lot 294 running thence due South a distance of 10 feet; thence due East a distance of 196.3 feet to a 1-inch open top pipe located on the eastern right of way line of South Hamilton Street (having an 80-foot right of way), said pipe also being located South 63 degrees 02 minutes 37 seconds East a distance of 41.64 feet from the intersection of the centerline of South Hamilton Street with the centerline of Altamont Drive and being the TRUE POINT OF BEGINNING; thence North 17 degrees 16 minutes 20 seconds East along said right of way line of South Hamilton Street a distance of 250.00 feet to a 1/2 inch rebar; thence leaving said right of way line of South Hamilton Street running South 80 degrees 48 minutes 00 seconds East a distance of 364.80 feet to a point located on the western right of way line of Norfolk Southern Railway Company; thence along said right of way line of Norfolk Southern Railway Company the following courses and distances: South 02 degrees 37 minutes 44 seconds East a distance of 76.40 feet; South 00 degrees 00 minutes 02 seconds East a distance of 99.58 feet; South 01 degree 52 minutes 49 seconds West a distance of 79.54 feet to a concrete monument; thence leaving said right of way line of Norfolk Southern Railway Company running North 76 degrees 32 minutes 45 seconds West a distance of 74.40 feet to a concrete monument; thence North 80 degrees 58 minutes 00 seconds West a distance of 367.43 feet to the eastern right of way line of South Hamilton Street and the POINT OF BEGINNING.

TRACT 2

ALL THAT TRACT or parcel of land lying and being in Land Lot 277 of the 12th District and 3rd Section of Whitfield County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING commence at the northwest comer of said Land Lot 294 running thence due South a distance of 10 feet; thence due East a distance of 196.3 feet to a 1-inch open top pipe located on the eastern right of way line of South Hamilton Street (having an 80-foot right of way), said pipe also being located South 63 degrees 02 minutes 37 seconds East a distance of 41.64 feet from the intersection of the centerline of South Hamilton Street with the centerline of Altamont Drive; thence North 17 degrees 16 minutes 20 seconds East along said right of way line of South Hamilton Street a distance of 250.00 feet to a 1/2 inch rebar and the TRUE POINT OF BEGINNING; running thence along said right of way line of South Hamilton Street the following courses and distances: North 17 degrees 16 minutes 20 seconds East a distance of 200.81 feet; thence North 17 degrees 00 minutes 27 seconds East a distance of 77.21 feet; thence North 16 degrees 02 minutes 16 seconds East a distance of 78.70 feet; thence North 11 degrees 29 minutes 28 seconds East a distance of 79.38 feet; thence North 04 degrees 50 minutes 48 seconds East a distance of 81.21 feet; thence North 03 degrees 26 minutes 40 seconds West a distance of 83.93 feet; thence North 10 degrees 35 minutes 34 seconds West a distance of 81.74 feet; thence North 17 degrees 12 minutes 19 seconds West a distance of 82.29 feet; thence North 23 degrees 37 minutes 34 seconds West a distance of 82.56 feet; thence North 31 degrees 57 minutes 54 seconds West a distance of 81.72 feet; thence North 35 degrees 49 minutes 17 seconds West a distance of 76.81 feet; thence North 37 degrees 54 minutes 40 seconds West a distance of 81.62 feet; thence North 38 degrees 51 minutes 44 seconds West a distance of 78.35 feet; thence North 39 degrees 44 minutes 13 seconds West a distance of 169.09 feet to a 5/8 inch capped rebar located at the intersection of the northeastern right of way line of South Hamilton Street with the western line of Land Lot 277; thence leaving said right of way line of South Hamilton Street running North 01 degree 48 minutes 25 seconds East along said western line of Land Lot 277 a distance of 117.15 feet to a 5/8 inch capped rebar located at the intersection of said western line of Land Lot 277 with the western right of way line of Norfolk Southern Railway Company; thence along said right of way line of Norfolk Southern Railway Company the following courses and distances: South 35 degrees 23 minutes 09 seconds East a distance of 491.97 feet; thence South 32 degrees 22 minutes 32 seconds East a distance of 103.96 feet; thence South 28 degrees 55 minutes 33 seconds East a distance of 100.99 feet; thence South 25 degrees 55 minutes 21 seconds East a distance of 101.13 feet; thence South 22 degrees 46 minutes 13 seconds East a distance of 99.35 feet; thence South 19 degrees 38 minutes 52 seconds East a distance of 102.84 feet; thence South 16 degrees 27 minutes 21 seconds East a distance of 100.62 feet; thence South 13 degrees 44 minutes 13 seconds East a distance of 95.57 feet; thence South 10 degrees 50 minutes 08 seconds East a distance of 100.09 feet; thence South 08 degrees 13 minutes 44 seconds East a distance of 110.63 feet; thence South 04 degrees 41 minutes 30 seconds East a distance of 127.35 feet; thence leaving said right of way line of Norfolk Southern Railway Company running North 80 degrees 48 minutes 00 seconds West a distance of 364.80 feet to the eastern line of South Hamilton Street and the POINT OF BEGINNING.

37

Address: 2669 Lakeland Road (a/k/a Abutement Road), Dalton, Georgia 30721

Legal Description: All that tract or parcel of land located and lying in Laud Lot 26 of the 13th District and 3rd Section of Whitfield County, Georgia, and more particularly described as follows:

BEGINNING at a point on the eastern right-of-way line of Lakeland Road (a/k/a Abutment Road, 80 foot right of way), said point being located south 01 degree 55 minutes 00 seconds east a distance of 487.6 feet from the southern right-of-way line of Focus Road; running thence north 88 degrees 00 minutes 00 seconds east a distance of 850.0 feet; thence south 02 degrees 00 minutes 00 seconds east a distance of 300.0 feet; thence south 88 degrees 00 minutes 00 seconds west a distance of 850.0 feet to a point on the eastern right-of-way line of Lakeland Road;thence north 02 degrees 00 minutes 00 seconds west along the eastern right-of-way line of Lakeland Road a distance of 300.0 feet to the Point of Beginning.

Said tract or parcel is shown on that survey for Quantum Realty, a Georgia general partnership, Cohutta Banking Company, and Lawyers Title Insurance Corporation dated January 25, 2001 and prepared by Marcus Eugene Cook, GRLS No. 1935.

Also known as: ALL THAT TRACT or parcel of land lying and being in Land Lot 26 of the 13th District and 3rd Section of Whitfield County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING commence at the point of intersection of the eastern right of way line of Abutment Road (having an 80-foot right of way) with the centerline of Focus Drive; thence South 01 degree 55 minutes 00 seconds East along said right of way line of Abutment Road a distance of 518.48 feet to a 1/2 inch capped rebar and the TRUE POINT OF BEGINNING; thence leaving said right of way line of Abutment Road running North 88 degrees 00 minutes 00 seconds East a distance of 850.00 feet to a 1/2" rebar; thence South 02 degrees 00 minutes 00 seconds East a distance of 300.00 feet to a 5/8 inch capped rebar; thence South 88 degrees 00 minutes 00 seconds West a distance of 850.00 feet to a 5/8 inch capped rebar located on the eastern right of way line of Abutment Road; thence North 02 degrees 00 minutes 00 seconds West along said right of way line of Abutment Road a distance of 300.00 feet to the POINT OF BEGINNING.

38

Address: 716 River Street, Calhoun, Georgia 30701

Legal Description: ALL THAT TRACT OR PARCEL of land lying and being in Land Lot No. 242 in the 14th District and 3rd Section of Gordon County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING; Commence at the intersection of the centerline of River Street with the centerline of Oak Street; running thence South 01 degree 28 minutes 12 seconds West a distance of 1089.55 feet to an iron pin and the TRUE POINT OF BEGINNING; thence South 02 degrees 53 minutes 05 seconds East a distance of 341.57 feet to an iron pin; thence South 28 degrees 42 minutes 09 seconds East a distance of 34.44 feet to an iron pin; thence South 02 degrees 45 minutes 09 seconds East a distance of 84.14 feet to an iron pin; thence North 86 degrees 55 minutes 51 seconds East a distance of 20.19 feet to an iron pin; thence North 02 degrees 49 minutes 07 seconds West a distance of 42.25 feet to an iron pin located on the western right of way of River Street (having a 100-foot right of way); thence following said right of way of River Street following the arc of a curve to the left an arc distance of 68.71 feet (said arc having a radius of 1959.86 feet and being subtended by a chord bearing South 12 degrees 11 minutes 13 seconds East a chord distance of 68.71 feet to an iron pin; thence leaving said right of way of River Street, running South 86 degrees 03 minutes 17 seconds West a distance of 630.92 feet to an iron, pin: thence North 00 degrees 17 minutes 16 seconds West a distance of 489.54 feet to an iron pin: thence North 86 degrees 37 minutes 17 seconds East a distance of 562.50 feet to an iron pin and the POINT OF BEGINNING.

SAID TRACT OR PARCEL containing 6.46 Acres.

Also known as: ALL THAT TRACT OR PARCEL of land lying and being in Land Lot No. 242 in the 14th District and 3rd Section of Gordon County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING; Commence at the intersection of the centerline of River Street with the centerline of Oak Street; running thence South 01 degree 28 minutes 12 seconds West a distance of 1089.55 feet to an iron pin and the TRUE POINT OF BEGINNING; thence South 02 degrees 53 minutes 05 seconds East a distance of 341.57 feet to an iron pin; thence South 28 degrees 42 minutes 09 seconds East a distance of 34.44 feet to an iron pin; thence South 02 degrees 45 minutes 09 seconds East a distance of 84.14 feet to an iron pin; thence North 86 degrees 55 minutes 51 seconds East a distance of 20.19 feet to an iron pin; thence North 02 degrees 49 minutes 07 seconds West a distance of 42.25 feet to an iron pin located on the western right of way of River Street (having a 100-foot right of way); thence following said right of way of River Street following the arc of a curve to the left an arc distance of 68.71 feet (said arc having a radius of 1959.86 feet and being subtended by a chord bearing South 12 degrees 11 minutes 13 seconds East a chord distance of 68.71 feet to an iron pin; thence leaving said right of way of River Street, running South 86 degrees 03 minutes 17 seconds West a distance of 630.92 feet to an iron pin; thence North 00 degrees 17 minutes 16 seconds West a distance of 489.54 feet to an iron pin; thence North 86 degrees 37 minutes 17 seconds East a distance of 562.50 feet to an iron pin and the POINT OF BEGINNING.

39

EXHIBIT C

INSURANCE

Throughout the term of the Loan, Debtor shall maintain, with respect to the Property, at its sole cost and expense, the following types and amounts of insurance, in addition to such other insurance as Lender may reasonably require from time to time:

(a)     insurance against loss or damage to real property under an "all risk" or "special form" insurance policy, which shall include coverage against all risks of direct physical loss, including, but not limited to, loss by fire, lightning, wind, terrorism, and other risks normally included in the standard ISO special form (and shall also include National Flood and Excess Flood insurance if the Property is located within a 100-year floodplain (FEMA Zones A and V) and earthquake insurance if the Property is located within a moderate to high earthquake hazard zone as determined by an approved insurance company set forth in paragraph (x) below). Such policy shall also include coverage for ordinance or law covering the loss of value of the undamaged portion of the Property, costs to demolish and the increased costs of construction if any of the improvements located on, or the use of, the Property shall at any time constitute legal non-conforming structures or uses. Ordinance or law limits shall be in an amount equal to the full replacement cost for the Joss of value of the undamaged portion of the Property and no less than 25% of the replacement cost for costs to demolish and the increased cost of construction, or in an amount otherwise specified by Lender. Such insurance shall be in amounts sufficient to prevent Lender from becoming a co-insurer under the applicable policies, and in any event, after application of deductible, in amounts not less than 100% of the full insurable replacement cost values and sublimits satisfactory to Lender, as determined from time to time at Lender's request but not more frequently than once in any 12-month period;

(b)     commercial general liability insurance, including products and completed operation liability, covering Lender and Debtor against bodily injury liability, property damage liability and personal and advertising injury, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Property or adjoining ways, streets, parking lots or sidewalks. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Debtor's obligations under Section 14 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Debtor or Lender because of the negligence or other acts of the other, shall be in amounts of not less than $10,000,000.00 per occurrence for bodily injury and property damage, and $10,000,000.00 general aggregate per location, or such higher limits as Lender may reasonably require from time to time, and shall be of form and substance satisfactory to Lender. Such limits of insurance can be acquired through a combination of Commercial General Liability and Umbrella liability policies;

(c)     Workers' compensation and Employer's Liability insurance in the statutorily mandated limits covering all persons employed by Debtor on the Property in connection with any work done on the Property for which claims for death or bodily injury could be asserted against Lender, Debtor or the Property;

40

(d)     Business interruption insurance, equal to 100% of the continuing expense including debt services and profits (as may adjusted hereunder) for a period of not less than 12 months. Such insurance is to follow form of the real property all risk" or "special form" coverage and is not to contain a co-insurance clause;

(e)     if applicable, Comprehensive Boiler & Machinery Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus, if any, located in or about the Property and in an amount equal to the lesser of 25% of the 100% replacement cost of the Property or $5,000,000.00; and

(f)     such additional and/or other insurance and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Property.

All insurance policies shall:

(i)           provide (A) for a waiver of subrogation by the insurer as to claims against Lender, its employees and agents, (B) that the insurer shall not deny a claim and that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Debtor, its officers, directors, employees or agents, or anyone acting for Debtor or any subtenant or other occupant of the Property, and (C) that any losses otherwise payable thereunder shall be payable notwithstanding any act or omission of Lender or Debtor which might, absent such provision, result in a forfeiture of all or a part of such insurance payment;

(ii)           be primary and provide that any "other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lender and the insurance policy shall not be brought into contribution with insurance maintained by Lender;

(iii)         contain deductibles not to exceed $25,000.00, other than earthquake and flood deductibles which shall not exceed $50,000;

(iv)         contain a standard non-contributory mortgagee clause or endorsement in favor of Lender and any lender designated by Lender;

(v)          provide that the policy of insurance shall not be terminated, cancelled or amended without at least 30 days' prior written notice to Lender and to any lender covered by any standard non-contributory mortgagee clause or endorsement;

(vi)         be in amounts sufficient at all times to satisfy any coinsurance requirements thereof;

(vii)        except for workers' compensation insurance referred to in paragraph C. above, name Lender and any Lender Affiliate or lender requested by Lender, as an "additional insured" with respect to general liability insurance, and as a "mortgagee" with respect to real property and "loss payee" with respect to all real property and rental value insurance, as appropriate and as their interests may appear;

(ix)          be evidenced by delivery to Lender and any lender designated by Lender of an Acord Form 28 for property, business income, rental value and boiler and machinery coverage (or any other form requested by Lender) and an Acord Form 25 for commercial general liability, workers' compensation and umbrella coverage (or any other form requested by Lender); provided that in the event that either such form is no longer available, such evidence of insurance shall be in a form reasonably satisfactory to Lender and any lender designated by Lender; and

41

(x)           be issued by insurance companies licensed to do business in the state where the Property is located and which are rated "A:VIII" or better by Best's Insurance Guide or are otherwise approved by Lender.

It is expressly understood and agreed that (a) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Debtor, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Debtor shall immediately obtain new or additional insurance reasonably satisfactory to Lender and any lender designated by Lender; (b) the foregoing minimum limits of insurance coverage shall not limit the liability of Debtor for its acts or omissions as provided in this Agreement; and (c) Debtor shall procure policies for all insurance for periods of not less than one year and shall provide to Lender and any servicer or lender of Lender certificates of insurance or, upon Lender's request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Agreement is in effect at all times.

Debtor shall pay as they become due all premiums for the insurance required hereunder. In the event that Debtor fails to comply with any of the foregoing requirements within 10 days of the giving of written notice by Lender to Debtor, Lender shall be entitled to procure such insurance. Any sums expended by Lender in procuring such insurance shall be immediately repaid by Debtor (and said repayment shall be secured by the Mortgage), together with interest thereon at the Default Rate, from the time of payment by Lender until fully paid by Debtor immediately upon written demand therefor by Lender.

Notwithstanding anything to the contrary in this Agreement, any insurance which Debtor is required to obtain pursuant to this Exhibit may be carried under a "blanket" policy or policies covering other properties or liabilities of Debtor provided that such "blanket" policy or policies otherwise comply with the provisions of this Exhibit.

42

EXHIBIT D

SUPPLEMENTAL FINANCIAL INFORMATION

Debtor shall deliver the following information in connection with delivery of the corporate financial statements required in Section 5(i) of the Agreement.

Corporate Financial Reporting Certificate Company:

For the Qtr or FYE ending	________________

# of months represented	________________

Number of units operating at the end of reporting period	________________

EBITDAR Calculation: Net Income	________________

Plus: Interest Expense

Plus: Taxes

Plus: Depreciation & Amortization

Plus: Operating Lease Expense

Plus: Any non-recurring expenses (please clarify below)

Plus: Any other non-cash expenses (please clarify below)

________________ ________________ ________________ ________________ ________________ ________________
EBITDAR	________________

Items required to be broken out of Balance Sheet:
Current Portion of Long-Term Debt Current Portion of any Capital Leases Senior Third-Party Debt Balances Subordinate/Related Party Debt Balances	________________ ________________ ________________ ________________

Explanations of non-recurring and non-cash items:

43

Debtor shall deliver the following information in connection with delivery of the unit-level financial statements required in Section 5(i) of the Agreement.

STORE Capital Unit-Level Financial

Reporting Certificate

Unit ID:	1	2	3

For the Qtr or FYE ending	____________	____________	____________

# of months represented	____________	____________	____________

Store-Level pre-corporate overhead EBITDAR Calculation:

Store-Level Net Income	____________	____________	____________

Plus: Interest Expense	____________	____________	____________
Plus: Taxes	____________	____________	____________
Plus: Depreciation & Amortization	____________	____________	____________
Plus: Property Rent Expense (base rent + any % rent)	____________	____________	____________
Plus: Any corporate overhead allocations to the unit	____________	____________	____________
Plus: Any non-recurring expenses (please clarify below)	____________	____________	____________
Plus: Any other non-cash expenses (please clarify below)	____________	____________	____________
EBITDAR

Items required to be broken out on unit-level profit and loss statement:
Cost Goods Sold	____________	____________	____________
Labor Expenses	____________	____________	____________

Explanations of non-recurrina and non-cash items:

44